SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 2, 1997




                        THE CARBIDE/GRAPHITE GROUP, INC.

        Delaware                    0-20490                     25-1575609
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification Code)


                         One Gateway Center, 19th Floor
                                 Pittsburgh, PA
                                      15222
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (412) 562-3700





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Item 1 through Item 4:  Not applicable.

Item 5 -- Other Events:

     On May 2, 1997, the Registrant released the following information with respect to the retirement of Ronald N. Clawson:

     Pittsburgh,  PA - May 2, 1997 - The  Carbide/Graphite  Group,  Inc. (NASDAQ
NNM: CGGI) reported today that Ronald N. Clawson, President of the Company's Calcium Carbide Products business and a member of the Company's Board of Directors, has retired from his positions with the Company. Walter Fowler, Chairman and Chief Executive Officer, commented, "Ron has provided valuable leadership throughout his career at C/G and we wish him well in his retirement." Mr. Clawson led the Company's Calcium Carbide Products business since July 1991 and was employed by the Company and its predecessors for over 30 years.


     The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville and Calvert City, Kentucky; and Seadrift, Texas.

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Item 6 through Item 8:  Not applicable.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the following hereunto duly authorized.

                                         The Carbide/Graphite Group, Inc.

                                              /s/  Walter B. Fowler
                                    -------------------------------------------
                                    Walter B. Fowler -- Chief Executive Officer
Dated:  May 2, 1997



















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